As filed with the Securities and Exchange Commission on May 8, 2013

File No. 001-35803

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

To

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Mallinckrodt public limited company

(Exact name of Registrant as specified in its charter)

Ireland	98-1088325
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1st Floor, 20 On Hatch Lower Hatch Street, Dublin 2, Ireland
(Address of principal executive offices)

+353 (1) 438-1700

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Ordinary Shares, par value $0.20	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

MALLINCKRODT PLC

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Person Transactions,” and “Where You Can Find More Information” and is incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors” and is incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Unaudited Pro Forma Condensed Combined Financial Statements,” “Selected Historical Combined Financial Data,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and is incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the sections of the information statement entitled “Business—Manufacturing,” “Business—Sales, Marketing and Distribution,” and “Business—Properties” and is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management” and is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management” and is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Compensation Discussion and Analysis,” “Executive Compensation,” and “Certain Relationships and Related Person Transactions” and is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Person Transactions” and is incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings” and is incorporated herein by reference.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Dividends,” “Capitalization,” “Executive Compensation,” “The Separation,” and “Description of Mallinckrodt’s Share Capital” and is incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Mallinckrodt’s Share Capital—Sale of Unregistered Securities” and is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Dividends,” “The Separation,” and “Description of Mallinckrodt’s Share Capital” and is incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Mallinckrodt’s Share Capital—Limitations on Liability, Indemnification of Directors and Officers and Insurance” and is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Combined Financial Statements” and the financial statements referenced therein and is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Combined Financial Statements” and the financial statements referenced therein and is incorporated herein by reference.

(b)	Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between Covidien plc and Mallinckrodt plc**

3.1	Form of Memorandum and Articles of Association of Mallinckrodt plc**

3.2	Certificate of Incorporation of Mallinckrodt plc**

4.1	Indenture, dated as of April 11, 2013, by and among Mallinckrodt International Finance S.A., Covidien International Finance S.A. and Deutsche Bank Trust Company Americas, as trustee**

4.2	Registration Rights Agreement, dated as of April 11, 2013, by and among Mallinckrodt International Finance S.A., Goldman, Sachs & Co., J.P. Morgan Securities LLC and the other purchasers named therein**

10.1	Form of Transition Services Agreement by and between Covidien plc and Mallinckrodt plc**

10.2	Form of Tax Matters Agreement by and between Covidien plc and Mallinckrodt plc**

10.3	Form of Employee Matters Agreement by and between Covidien plc and Mallinckrodt plc*

10.4	Credit Agreement, dated as of March 25, 2013, by and among Mallinckrodt International Finance S.A., JPMorgan Chase Bank, National Association, as administrative agent, and the other lenders and agents party thereto**

10.5	Letter Agreement, dated as of February 9, 2012, by and between Covidien plc and Mark Trudeau**†

10.6	Letter Agreement, dated as of August 1, 2011, by and between Covidien plc and Matthew K. Harbaugh**†

10.7	Letter Agreement, dated as of August 1, 2011, by and between Covidien plc and David E. Silver**†

10.8	Letter Agreement, dated as of August 1, 2011, by and between Covidien plc and Thomas E. Berry**

10.9	Letter Agreement, dated as of August 1, 2011, by and between Covidien plc and Peter G. Edwards**

10.10	Mallinckrodt Stock and Incentive Plan*

10.11	Mallinckrodt Employee Stock Purchase Plan*

10.12	Mallinckrodt Savings Related Share Plan*

10.13	Form of Deed of Indemnification by and between Mallinckrodt plc and Directors and Secretary**

10.14	Form of Indemnification Agreement by and between Mallinckrodt Brand Pharmaceuticals, Inc. and Directors and Secretary**

21.1	Subsidiaries of Mallinckrodt plc*

99.1	Information Statement of Mallinckrodt plc, preliminary and subject to completion, dated May 8, 2013**

*	To be filed by amendment.

**	Filed herewith.

†	Confidential treatment requested as to certain terms in this agreement; these terms have been omitted from this filing and filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MALLINCKRODT PUBLIC LIMITED COMPANY

By:	/s/ Mark Trudeau
Name: Mark Trudeau Title: Director

Date: May 8, 2013